EXHIBIT 15.2

King & Wood Mallesons Lawyers Letterhead

July 25, 2014

iKang Healthcare Group, Inc.

B-6F Shimao Tower, 92A Jianguo Road

Chaoyang District

Beijing 100022

People’s Republic of China

Ladies and Gentlemen,

We consent to the reference to our firm under the captions of “Item 3.D — Risk Factors” and “Item 4.C — Organizational Structure” in iKang Healthcare Group, Inc.’s annual report on Form 20-F for the year ended March 31, 2014, which will be filed with the Securities and Exchange Commission in the month of July 2014.

Yours faithfully,
/s/ King & Wood Mallesons Lawyers
King & Wood Mallesons Lawyers